                                           Exhibit 3.2
                                           Chicago Mercantile Exchange Inc.
                                           Registration Statement on Form S-4

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                       Chicago Mercantile Exchange Inc.

       ARTICLE ONE: The name of the corporation is CHICAGO MERCANTILE EXCHANGE INC.

       ARTICLE TWO: The address of the corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

       ARTICLE THREE: The purpose of the corporation shall be to engage in any lawful act or activity for which corporations may be organized and incorporated under the General Corporation Law of the State of Delaware.

       ARTICLE FOUR: The total number of shares of all classes of capital stock which the corporation is authorized to issue is 5,332 shares which shall be divided into five classes as follows:

          625 shares of CME Class Common Stock having a par value of $0.01 per share (the "CME Class Common Stock"),

          813 shares of IMM Class Common Stock having a par value of $0.01 per share (the "IMM Class Common Stock"),

          1,287 shares of IOM Class Common Stock having a par value of $0.01 per share (the "IOM Class Common Stock"),

          467 shares of GEM Class Common Stock having a par value of $0.01 per share (the "GEM Class Common Stock"), and

          2,140 shares of Fractional GEM Class Common Stock having a par value of $0.01 per share (the "Fractional GEM Class Common Stock").

The term "Common Stock" shall mean all of the CME Class Common Stock, the IMM Class Common Stock, the IOM Class Common Stock, the GEM Class Common Stock and the Fractional GEM Class Common Stock.

       The designations, voting powers, optional or other special rights and the qualifications, limitations or restrictions thereof, of the above classes shall be as follows:

                                  Division A
                              General Provisions

           (1) Definitions. As used in this Certificate of Incorporation, the following terms shall have the respective meanings set forth below:

           "Issues Pertaining to Core Rights" shall include matters relating to:

                (i)   voting;

                (ii)  representation on the Board of Directors;

                (iii) trading rights;

                (iv) the fight to share in the assets of the corporation upon dissolution; or

                (v) any other issue where the Board of Directors determines that weighted voting is appropriate because the issue directly affects the governance rights of stockholders or it has a direct and disproportionate impact on the value of the stock of a particular class.

           (2) Transfer Restrictions. Shares of Common Stock may be transferred at any time, subject to the following restrictions:

                (a) No individual or entity may acquire shares of Common Stock, or receive or exercise rights in respect thereof, unless such individual or entity (i) satisfies the trading eligibility requirements specified for such series in the by laws of the corporation and in any rules or regulations as the Board of Directors may provide and (ii) agrees to be bound by any rules or regulations as the Board of Directors may provide with respect to the Common Stock.

                (b) No sale, transfer or hypothecation of any share of Common Stock or lease of the trading privilege component thereof shall be valid and binding on the corporation unless and until (x) the purchaser, lessee or transferee satisfies the trading eligibility requirements specified for such shares in the by-laws of the corporation and in any other rules or regulations as the Board of Directors may provide, and (y) such sale, transfer, hypothecation or lease has been reported to the corporation.

                (c) No person who has sold a share of any class of Common Stock shall be eligible to purchase another share of the same class of common stock within six months of the closing of such sale, except as may be otherwise allowed under rules adopted by the Board of Directors.

                                  Division B
                            CME Class Common Stock

       The rights, preferences and privileges and qualifications, limitations and restrictions granted to and imposed on the shares of CME Class Common Stock of the corporation shall be as set forth below in this Division B.

           (1) No Right to Dividends. The holders of shares of CME Class Common Stock shall not be entitled to receive dividends.

           (2)  Voting Rights.

                (a) Election of Directors. The holders of shares of CME Class Common Stock shall have the right to elect twelve members (the "CME Directors") of the Board of Directors. Each holder of shares of CME Class Common Stock shall have the right to one vote for each such share held in the election of any of the CME Directors.

                (b) Issues Pertaining to Core Rights. Each holder of shares of CME Class Common Stock shall have the right to six votes for each such share held on Issues Pertaining to Core Rights.

                (c) Other Matters. Except as otherwise provided in Sections 2(a) and (b) of this Division B, each holder of shares of CME Class Common Stock shall have the right to one vote for each such share held on each matter for which the vote of the holders of the CME Class Common Stock shall be required or considered to be necessary.

           (3) Trading Rights. Each holder of shares of the CME Class Common Stock shall have the trading rights, including trading floor access rights and privileges, set forth in the corporation's bylaws and rules for its Chicago Mercantile Exchange Division Members.

           (4) Liquidation Rights. Upon the dissolution and liquidation of the corporation, the holders of the CME Class Common Stock shall be entitled in the aggregate to receive 23.84% of any assets available for distribution to the holders of Common Stock.

                                  Division C
                            IMM Class Common Stock

       The rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of IMM Class Common Stock of the corporation shall be as set forth in this Division C.

                    (1) No Right to Dividends. The holders of shares of IMM Class Common Stock shall not be entitled to receive dividends.

                    (2)  Voting Rights.

                         (a) Election of Directors. The holders of shares of IMM Class Common Stock shall have the right to elect eight members (the "IMM Directors") of the Board of Directors. Each holder of shares of IMM Class Common Stock shall have the right to one vote for each such share held in the election of any of the IMM Directors.

                         (b) Issues Pertaining to Core Rights. Each holder of shares of IMM Class Common Stock shall have the right to two votes for each such share held on Issues Pertaining to Core Rights.

                         (c) Other Matters. Except as otherwise provided in Sections 2(a) and (b) of this Division C, each holder of shares of IMM Class Common Stock shall have the right to one vote for each such share held on each matter for which the vote of the holders of the IMM Class Common Stock shall be required or considered to be necessary.

                    (3) Trading Rights. Each holder of shares of the IMM Class Common Stock shall have the trading rights, including trading floor access rights and privileges, set forth in the corporation's bylaws and rules for its International Monetary Market Division Members.

                    (4) Liquidation Rights. Upon the dissolution and liquidation of the corporation, the holders of the IMM Class Common Stock shall be entitled in the aggregate to receive 5.34% of any assets available for distribution to the holders of Common Stock.

                                  Division D
                            I0M Class Common Stock

              The rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of IOM Class Common Stock of the corporation shall be as set forth in this Division D.

                    (1) No Right to Dividends. The holders of shares of IOM Class Common Stock shall not be entitled to receive dividends.

                    (2)  Voting Rights.

                         (a) Election of Directors. The holders of shares of IOM Class Common Stock shall have the right to elect four members (the "IOM Directors") of the Board of Directors. Each holder of shares of IOM Class Common Stock shall have the right to one vote for each such share held in the election of any of the IOM Directors.

                         (b) Issues Pertaining to Core Rights. Each holder of shares of IOM Class Common Stock shall have the right to one vote for each such share held on Issues Pertaining to Core Rights.

                         (c) Other Matters. Except as otherwise provided in Sections 2(a) and (b) of this Division D, each holder of shares of IOM Class Common Stock shall have the right to one vote for each such share held on each matter for which the vote of the holders of the IOM Class Common Stock shall be required or considered to be necessary.

                 (3) Trading Rights. Each holder of shares of the IOM Class Common Stock shall have the trading rights, including trading floor access rights and privileges, set forth in the corporation's bylaws and rules for its Index and Option Market Division Members.

                 (4) Liquidation Rights. Upon the dissolution and liquidation of the corporation, the holders of the IOM Class Common Stock shall be entitled in the aggregate to receive 69.73% of any assets available for distribution to the holders of Common Stock.

                                  Division E
                          GEM Class Common Stock and
                       Fractional GEM Class Common Stock

          The rights, preferences and privileges, and qualifications, limitations and restrictions granted to and imposed on the shares of the GEM Class Common Stock and the Fractional GEM Class Common Stock of the corporation shall be as set forth in this Division E.

                 (1) No Right to Dividends. The holders of shares of GEM Class Common Stock and of Fractional GEM Class Common Stock shall not be entitled to receive dividends.

                 (2)  Voting Rights.

                      (a) Election of Directors. The holders of shares of GEM Class Common Stock and of Fractional GEM Class Common Stock shall have the right, voting as a single class, to elect one member (the "GEM Director") of the Board of Directors. Each holder of shares of GEM Class Common Stock shall have the right to one vote for each such share held and each holder of Fractional GEM Class Common Stock shall have the right to one-tenth vote for each such share held in the election of the GEM Director.

                      (b) Issues Pertaining to Core Rights. Each holder of shares of GEM Class Common Stock shall have the right to one-sixth vote for each such share held and each holder of shares of Fractional GEM Class Common Stock shall have the right to one-sixtieth vote for each such share held on Issues Pertaining to Core Rights.


                      (c) Other Matters. Except as otherwise provided in Sections 2(a) and (b) of this Division E, each holder of shares of GEM Class Common Stock shall have the right to one vote for each such share held and each holder of shares of Fractional GEM Class Common Stock shall have the right to one-tenth vote for each such share held on each matter for which the vote of the holders of the GEM Class Common Stock or of the Fractional GEM Class Common Stock shall be required or considered to be necessary.

                 (3) Trading Rights. Each holder of shares of the GEM Class Common Stock or of the Fractional GEM Class Common Stock shall have the trading rights, including trading floor access rights and privileges, set forth in the corporation's bylaws and rules for its Growth and Emerging Markets Division Members.

                 (4) Liquidation Rights. Upon the dissolution and liquidation of the corporation, the holders of the GEM Class Common Stock and of the Fractional GEM Class Common Stock together shall be entitled in the aggregate to receive 1.09% of any assets available for distribution to the holders of Common Stock. The assets as are available for distribution to the holders of the GEM Class Common Stock and Fractional GEM Class Common Stock shall be distributed among the holders thereof based upon the number of shares held (with each share of Fractional GEM Class Common Stock constituting one-tenth share of GEM Class Common Stock for such purpose).

                 (5)  Conversion Rights of Fractional GF.M Class Common Stock.

                      (a) Conversion. Subject to and upon compliance with the provisions of this Section 5, each holder of any shares of Fractional GEM Class Common Stock shall have the right at such holder's option, at any time or from time to time prior to the close of business in Chicago, Illinois on November 3, 2000, to convert such shares of Fractional GEM Class Common Stock into fully paid and nonassessable shares of GEM Class Common Stock at the ratio of ten shares of Fractional GEM Class Common Stock for each share of GEM Class Common Stock to be received in conversion. Shares of Fractional GEM Class Common Stock may be converted into GEM Class Common Stock only in integral multiples of ten. No fractional shares of GEM Class Common Stock will be issued upon conversion.

                      (b) Mechanics of Conversion. A holder of shares of Fractional GEM Class Common Stock may exercise the conversion right specified in Section 5(a) as to such holder's shares by surrendering to the corporation or any transfer agent of the corporation the certificate or certificates for the shares to be converted, accompanied by written notice stating that the holder elects to convert all of the shares represented thereby. Conversion shall be deemed to have been effected on the date when delivery of such written notice and share certificates is made, and such date is referred to herein as the Conversion Date. As promptly as practicable after the Conversion Date, the corporation shall issue and deliver to or upon the written order of such holder a certificate or certificates for the number of full shares of GEM Class Common Stock to which such holder is entitled as a result of the exercise of such conversion right. The person in whose name the certificate or certificates for GEM Class Common Stock are to be issued shall be deemed to have become a holder of record of such GEM Class Common Stock on the applicable Conversion Date.

               (c) Status of Converted Shares. Shares of Fractional GEM Class Common Stock that are converted into shares of GEM Class Common Stock shall not be reissued.

     ARTICLE FIVE: (A) The Board of Directors shall consist of thirty-nine members.

     (B) At each annual meeting of stockholders (commencing with the annual meeting to be held in December 2000), eighteen directors shall be elected as follows:

          (1) Six CME Directors shall be elected by the holders of CME Class Common Stock from a slate of candidates nominated in accordance with the nominating provisions provided in the corporation's bylaws;

          (2) Four IMM Directors shall be elected by the holders of IMM Class Common Stock from a slate of candidates nominated in accordance with the nominating provisions provided in the corporation's bylaws;

          (3) Two IOM Directors shall be elected by the holders of IOM Class Common Stock from a slate of candidates nominated in accordance with the nominating provisions provided in the corporation's bylaws; and

          (4) Six directors (the "Appointed Directors") shall be elected by the holders of Common Stock, voting as a single class, from candidates nominated by the Chairman of the Board of Directors and approved by the Board of Directors.

     (D) At each annual meeting of stockholders in an odd year (commencing with the annual meeting to be held in December 2001), one GEM Director shall be elected by the holders of GEM Class Common Stock and of Fractional GEM Class Common Stock, voting as a single class, from a slate of candidates nominated in accordance with the nominating provisions provided in the corporation's bylaws.

     (E) Commencing with the annual meeting of stockholders to be held in December 2000, each director shall be elected for a term expiring at the annual meeting of stockholders held in the second year following the year of their election, and until their successors are duly elected and qualified and have accepted office, subject to death, resignation or removal from office. Any vacancy occurring in a CME Directorship, an IMM Directorship, an IOM Directorship or a GEM Directorship shall be filled from the candidates who lost for such position in the most recent election, with the candidates being selected to fill such vacancy in the order of the aggregate number of votes received in such previous election. Any persons so elected shall serve for the remaining term of his or her predecessor in office. Any vacancy occurring in an Appointed Directorship may be filled by the Board of Directors from persons nominated by the Chairman of the Board of Directors.

     (E) No person shall be eligible for election as a CME Director, an IMM Director, an IOM Director or a GEM Director unless he or she shall own, or be recognized under rules adopted by the Board of Directors as a permitted transferee (other than temporary lease-type transfers) of, at least one share of the class of Common Stock entitled to elect such director.

     ARTICLE SIX: (A) In furtherance of and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered to adopt, amend, or repeal the bylaws of the corporation.

     (B) Unless and except to the extent that the by-laws of the corporation shall so require, the election of directors of the corporation need not be by written ballot.

     ARTICLE SEVEN: No stockholder shall have any preemptive right to subscribe to an additional issue of any class or series of the corporation's capital stock or to any securities of the corporation convertible into such stock.

     ARTICLE EIGHT: Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least two-thirds of the voting power of the then outstanding Common Stock, voting together as a single class, shall be required:

          (i) to amend, repeal, or adopt any provisions of this Certificate of Incorporation;

          (ii) to authorize or approve any merger, consolidation or sale of all, or substantially all, of the assets of the corporation; or

          (iii) to authorized or approve any dissolution and liquidation of the corporation.

     ARTICLE NINE: No director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Any amendment or repeal of this Article by the stockholders shall not adversely affect any right or protection of a director of the corporation existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

     ARTICLE TEN: The corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, have the power to indemnify any and all persons whom it shall have the power to indemnify under said Section from and against any and all expenses, liabilities or other matters referred to in or covered by said Section, and the power provided for herein shall not be deemed exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, or vote of stockholders, disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

     ARTICLE ELEVEN: Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by this Certificate of Incorporation, shall be called by the Chairman of the Board or the Secretary at the request in writing of (i) a majority of the directors then holding office or
(ii) 350 holders of shares of Common Stock. Any such written request shall state the purpose or purposes of the proposed meeting.